EXHIBIT 10.22(c)

PRIMEDIA INC.

745 Fifth Avenue

New York, New York 10151

September 20, 2007

Mr. Robert Sforzo

Dear Robert:

Reference is made to that certain Employment Agreement, dated November 1, 2005, between you and PRIMEDIA Inc. (the “Employment Agreement”). This letter will constitute our agreement to amend the Employment Agreement as follows:

The second sentence of Section 2(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“If Employee remains an employee of Company on May 31, 2008, Company shall pay Employee a stay bonus of $200,000 (together with the bonus described in the preceding sentence, the “Stay Bonuses”).”

This letter and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of New York.

The provisions of this letter may not be changed or waived, except in writing signed by both parties. Except as expressly modified as set forth herein, the Employment Agreement shall remain in fill force and effect.

If you are in agreement with the foregoing, please sign the attached copy of this letter agreement and return to the undersigned.

Very truly yours,

/s/ JASON S. THALER
PRIMEDIA Inc.

AGREED TO AND ACCEPTED:

/s/ ROBERT SFORZO
Robert Sforzo